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                                                                    EXHIBIT 10.4


                            STOCK EXCHANGE AGREEMENT


         THIS AGREEMENT is made this 29th day of May, 1998, by and between Revenge Marine Inc., a Nevada corporation ("Revenge") and Egret Boat Company Inc., a Florida corporation ("EBC").

                                  WITNESSETH:

         WHEREAS, the total authorized capital stock of EBC consists of 1,000 shares of common stock, par value $0.01 per share, of which 1,000 shares are issued and outstanding (the "EBC Shares"); and

         WHEREAS, Revenge desires to acquire all of the issued and outstanding capital stock of EBC, or 1,000 shares of Common Stock ("EBC Shares") for such number of shares of common stock of Revenge ("Revenge Shares") as shall be equal to $1,500,000 at the average bid price five (5) days prior to the date of closing; and

         WHEREAS, in reliance on and subject to the terms and conditions, representations, warranties, covenants and agreements herein contained, EBC desires to sell the EBC Shares to Revenge, and Revenge desires to purchase the EBC Shares in a stock for stock exchange.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and value consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. PURCHASE AND SALE.

         Section 1.1 AGREEMENT TO PURCHASE AND EXCHANGE. In reliance on and subject to the terms, conditions, representations, warranties, covenants and agreements herein contained, EBC shall assign, transfer and convey unto Revenge, and Revenge shall purchase all of the EBC Shares in a tax free reorganization.

         Section 1.2 PURCHASE PRICE. The aggregate purchase price for the EBC Shares (the "Purchase Price") shall be such number of Revenge Shares as shall be equal in value to $1,500,000, at the average bid price five (5) days prior to the date of closing.

         Section 1.3 CLOSING. The closing of the transaction contemplated in this Agreement (the "Closing") shall take place at the offices of John Holt Smith of Inman Steinberg Nye & Stone, 1925 Century Park East, Suite 1600,
Los Angeles, California 90067, on May 21, 1998, or at such other date, time or place as shall be mutually acceptable to the parties (the "Closing Date").

         Section 1.4 TRANSACTIONS AND DOCUMENTS AT AND AFTER CLOSING.

                 (a) At the Closing, EBC shall deliver to Revenge certificates representing 1,000 shares of EBC, duly endorsed for transfer.

                 (b) At the Closing, Revenge shall deliver to EBC the 955,414 Revenge Shares common stock representing the Purchase Price for the EBC Shares, calculated as set forth hereinabove, and bearing an appropriate legend restricting transfer except as permitted under Rule 144 of the Securities Act of 1933, as amended.

                 (c) From time to time and at any time, at Revenge's request, whether on or after the Closing Date, and without further consideration, EBC shall, at its own expense except as otherwise provided in this Agreement, execute and deliver such further documents and instruments of conveyance




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and transfer and shall take such further actions as may be necessary or convenient, in the reasonable opinion of Revenge, to transfer and convey to Revenge, all of its right, title and interest in and to the EBC Shares, free and clear of any lien or adverse claim.

         (d) From time to time and at any time, at EBC's request, whether on or after the Closing Date, and without further consideration, Revenge shall, at its own expense except as otherwise provided in this Agreement, execute and deliver such further documents and instruments of conveyance and transfer and shall take such further actions as may be necessary or convenient in the reasonable opinion of EBC, to transfer and convey to EBC, all of its right, title and interest in and to the Revenge Shares free and clear of any lien or adverse claim.

2.    ADDITIONAL AGREEMENTS.

      Section 2.1 REVENGE'S ACCESS AND INSPECTION. EBC has allowed and shall allow Revenge and its authorized representatives full access during normal business hours from and after the date hereof and prior to the Closing Date to all of EBC's properties, books, contracts, commitments and records for the purpose of making such investigation as Revenge may desire, and EBC shall furnish Revenge such information concerning EBC's affairs as Revenge may request. EBC has caused and shall cause EBC's personnel to assist Revenge in making such investigation and shall cause the counsel, accountants, engineers and other non-employee representatives of EBC to be reasonably available to Revenge for such purposes.

      Section 2.2 EBC'S ACCESS AND INSPECTION. Revenge shall allow EBC and its authorized representatives access during normal business hours from and after the date hereof and prior to the Closing Date to such of Revenge's properties, books, contracts, commitments and records as EBC may reasonably request for the purpose of determining the financial condition of Revenge. Revenge shall cause Revenge's personnel to assist EBC in making such investigation and shall cause the counsel, accountants, engineers and other non-employee representatives of Revenge to be reasonably available to EBC for such purposes.

      Section 2.3 COOPERATION. The parties shall cooperate fully with each other and with their representatives, counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement, and will use their best efforts to consummate the transactions contemplated hereby and fulfill their obligations hereunder.

      Section 2.4 EXPENSES. All of the expenses incurred by Revenge in connection with the authorization, preparation, execution and performance of this Agreement by Revenge, including without limitation all fees and expenses of agents, representatives, counsel and accountants for Revenge, shall be paid by Revenge. All expenses incurred by EBC in connection with the authorization, preparation, execution and performance of this Agreement, including without limitation all fees and expenses of agents, representatives, counsel and accountants, shall be paid by EBC.

      Section 2.5 BROKERS. Each party hereto jointly and severally represents and warrants that no broker or finder has acted on its behalf in connection with this Agreement or the transactions contemplated herein and each party shall indemnify the other and save it harmless from any claim or demand for commission or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of such party.

      Section 2.6 EMPLOYMENT AGREEMENT. Pursuant to resolution of the Board of Directors of Revenge on May 8, 1998, (i) Revenge will enter into non-exclusive employment agreements with Scott Flanders, Lynn Sullinger and Val Jenkins and will appoint Scott Flanders President of EBC, with the duties and obligations set forth therein, all as set forth in Schedule 2.6 attached hereto.



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3.    REPRESENTATIONS AND WARRANTIES OF EBC.

      EBC represents, covenants and warrants to Revenge as follows:

      Section 3.1 CORPORATE EXISTENCE/STANDING/AUTHORITY. EBC is a corporation duly organized, validly existing and in good standing under the laws of Florida and has the corporate power and authority to own, operate and lease its respective properties, to carry on its business as now being conducted, and to enter into this Agreement and to carry out the transactions contemplated hereby. EBC is duly qualified to do business and is in good standing in each jurisdiction where the failure to qualify would have a material adverse affect on it. EBC has delivered to Revenge or its counsel true and correct copies of the articles of incorporation and by-laws of EBC, together with any amendments thereto.

      Section 3.2 SHARES OF STOCK. All issued and outstanding shares of capital stock of EBC have been duly authorized and validly issued and are fully paid and nonassessable. There is no subscription, option, warrant, call, right, contract, commitment, understanding or arrangement relating to the issuance, sale or transfer by EBC of any shares of its capital stock, including any right of conversion or exchange under any outstanding security or other instrument.

      Section 3.3 AUTHORITY. EBC has the full right and authority to enter into and fully perform this Agreement and all other agreements and documents to be delivered to Revenge in connection herewith. All actions required to be taken by EBC to authorize the execution, delivery and performance of this Agreement and all other agreements and documents to be delivered in connection herewith have been or will by the Closing Date be properly taken. This Agreement constitutes the valid and binding obligation of EBC. Neither the execution and delivery of this Agreement and all other ageements and documents executed in connection herewith nor the consummation of the transactions contemplated hereby nor the performance of this Agreement and all other agreements and documents executed in connection herewith will (1) conflict with or result in a breach of any provision of the certificate of incorporation or by-laws of EBC, (2) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance or the payment of money required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of EBC's properties under any of the terms, conditions or provisions of any loan agreement, note, bond, mortgage, indenture, lease, agreement or other instrument or commitment to which EBC is a party, or by which EBC or its properties may be bound or affected or (3) violate any order, writ, injunction, decree, judgment, or ruling of any court or governmental authority specifically applicable to EBC or any of its properties.

      Section 3.4 NO VIOLATION. Except as set forth on Schedule 3.4, to the best knowledge of EBC, EBC has complied with all rules, regulations, codes and laws affecting its business and operations and is not in default under, or in violation of, any provision of any federal, state or local rule, regulation, code or law nor has EBC been given notice of any such default or violation.

      Section 3.5 LICENSES AND RIGHTS. EBC possesses all franchises, easements, licenses, permits and other authorizations from governmental or regulatory authorities and from all other persons or entities that are necessary to permit it to engage in its business as presently conducted in and at all locations and places where it is presently operating. Such franchises, licenses, permits and other authorizations are set forth on Schedule 3.5.

      Section 3.6 CONSENTS. Except as set forth on Schedule 3.6 hereto, no approval or consent of any person, firm or other entity or body is required to be obtained by EBC for the authorization of this Agreement or the consummation by EBC of the transactions contemplated hereby.


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      Section 3.7 NO DEFAULTS. Except as set forth on Schedule 3.7, to the best knowledge of EBC, no default (or event which with the passage of time or the giving of notice or both would become a default) exists or is alleged to exist with respect to the performance of any obligation of EBC under the terms of any indenture, license, mortgage, deed of trust, lease, note, guaranty or other contract or instrument, including, but not limited to, any contract set forth on
Schedule 3.17, to which EBC is a party or to which its assets are subject, or by which it is otherwise bound, and no such default or event exists or is alleged to exist with respect to the performance of any obligation of any other party thereto.

      Section 3.8 FINANCIAL STATEMENTS. Revenge has been or will be furnished with the proforma financial statements (the "Financial Statements"). The Financial Statements were prepared in accordance with generally accepted accounting principles and present fairly and accurately the information set forth therein.

      Section 3.9 ABSENCE OF CERTAIN CHANGES. Except as set forth on Schedule
3.9 hereto, since April 30, 1998, EBC has actively conducted its business in the ordinary and regular course. Since that date, there has not been any material adverse change in the condition (financial or otherwise), results of operations, assets, liabilities, properties, business or prospects of EBC nor is any event threatened which would cause such an adverse change, nor has there occurred any event or governmental regulation or order restricting the business of EBC.

      Section 3.10 FACILITIES AND EQUIPMENT. The personal property owned or leased by EBC at its facility for the operation of, or used in, its business is in its possession or under its control and is adequate for the operation of such business as presently conducted.

      Section 3.11 TITLE TO ASSETS. Except as set forth on Schedule 3.11 or in the Financial Statements, EBC has good, valid and marketable title to all of its real property and leasehold estates and good and valid title to all of its other assets (tangible and intangible), including, but not limited to, all leasehold improvements and equipment and all other properties and assets reflected or required to be reflected in the Financial Statements and all properties and assets purchased or leased by it since the dates of such Financial Statements (except for properties and assets so reflected or required to be reflected which have been sold or otherwise disposed of in the ordinary course of business), subject to no liens, pledges, encumbrances, mortgages, security interests, charges or other similar restrictions of any nature whatsoever. Except as set forth on Schedule 3.11, EBC enjoys peaceful and quiet possession of its properties and assets pursuant to or by all of the deeds, bills of sale, leases, licenses and other agreements under which it is operating its business.

      Section 3.12 ABSENCE OF UNDISCLOSED LIABILITIES. EBC does not have any material liabilities or obligations, either accrued or unaccrued, fixed or contingent, which have not been reflected in the Financial Statements or set forth on Schedule 3.12 hereof.

      Section 3.13 LITIGATION. Schedule 3.13 hereof sets forth a list of all administrative or judicial proceedings to which EBC is a party. Except as set forth on Schedule 3.13, there is no action, suit, claim, demand, arbitration or other proceeding, administrative or judicial, pending or, to the best knowledge of EBC, threatened against or relating to EBC which, if adversely determined or resolved, would materially and adversely affect the financial condition, results of operations, business or prospects of EBC.

      Section 3.14 PATENTS AND TRADEMARKS.

      (a) Except as set forth on Schedule 3.14(a), EBC does not own, or operate under, any patent, trademark or service mark or any applications therefor. All trade names (including those whose use is limited to one or more states of the United States) owned or used by EBC are listed on Schedule 3.14 hereof and, to the extent indicated therein, have been duly registered with the states of


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the United States or the corresponding offices of other countries. Except as set forth on Schedule 3.14, EBC is the sole and exclusive owner of, or has the sole and exclusive power with respect to, or has the sole and exclusive right to use, the trade names specified on Schedule 3.14.


         (b) Except as set forth on Schedule 3.14(b) hereof, EBC has not ever been charged with infringement or violation of any adversely held trademark, trade name or copyright.

         (c) Except as set forth on Schedules 3.14(a) and 3.14(b), there no claims or demands of any other person, firm or corporation pertaining to the trade names, copyright registrations or pending copyright registration applications, as the case may be, listed on such schedules, and no proceedings have been instituted which challenge the right of EBC in respect thereof.

      Section 3.15 EMPLOYEE BENEFITS.

         (a) Schedule 3.15 hereof contains a list of (i) each pension, profit sharing, bonus, deferred compensation, or other retirement plan or arrangement for the benefit of any employee or group of employees of EBC or any independent contractors or group of independent contractor of EBC, (ii) each medical, health, disability, insurance or other plan or arrangement of EBC, and
(iii) each employee stock option plan or other plan providing for the purchase of shares of capital stock of EBC. All of such plans and arrangements of EBC are referred to herein as the "employee benefit plans".

         (b) The amounts reflected in the Financial Statements as liabilities or contingent liabilities with respect to employee benefit plans have been calculated In accordance and compliance with applicable law, including accounting principles relating thereto.

         (c) All of the employee benefit plans maintained by EBC (and each funding medium which may be attendant thereto) are in compliance with applicable law and all reporting and disclosure requirements under applicable laws and regulations, and have been administered and operated in accordance with their respective provisions and applicable law. There are no actions, suits or claims (other than routine claims for benefits) pending with respect to the employee benefit plans.

         (d) EBC has filed, published and disseminated all reports, documents, statements and communications which are required to be filed, published or disseminated under applicable law and the rules and regulations promulgated thereunder relating to, and have timely made all modifications and amendments to, the employee benefit plans.

         Section 3,16 TAXES AND TAX RETURNS. EBC has duly filed all income, franchises and other tax returns and reports required to be filed by it and has duly paid or made provisions for the payment of all taxes (including any interest or penalties) which are due and payable pursuant to such returns. EBC has withheld proper and accurate amounts from their employees' compensation in subtantial compliance with all withholding and similar provisions of applicable law. There are and will hereafter be no tax deficiencies (including penalties and interest) of any kind assessed against EBC with respect to any period ending on or before the Closing Date.


         Section 3.17 CONTRACTS. EBC has heretofore furnished to Revenge or its counsel true and complete copies of each document, and a written description of each oral contact, set forth on Schedule 3.17 hereof. Schedule 3.17 is a true and complete list of all contracts, understandings, commitments, arrangements and agreements of the following types, including all amendments thereto to which EBC is a party:


         (a) Contracts relating to equipment purchases, or series of similar equipment purchases from the same supplier, involving an expenditure of, or if in a series, expenditures in the aggregate of, more than twenty-five thousand dollars ($25,000);



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         (b) Bonus, incentive, pension, profit-sharing, hospitalization, insurance, deferred compensation, retirement, stock option or stock purchase plans or similar plans providing employee benefits;

         (c) Factoring, loan, note, financing or similar contracts with any lenders or guarantees of undertakings to answer for the debts or defaults of another, or any contracts encumbering title to any properties, involving in each case, or if in a series involving the same lender, guarantor or property, as the case may be, In the aggregate, at least twenty-five thousand dollars ($25,000);

         (d) contracts for the acquisition or disposition of a business or substantially all of the property, assets or capital stock or other securities of a business or company under which there are continuing or unperformed obligations on the part of any of the parties hereto, which contracts in each case involve at least twenty-five thousand dollars ($25,000);

         (e) Conditional sales contracts, leases of personal property or contracts for the purchase or sale of real or personal property, involving in each case at least twenty-five thousand dollars ($25,000);

         (f) Management or consulting contracts, involving in each case, or with respect to any individual in the aggregate, at least twenty-five thousand dollars ($25,000);

         (g) Contracts for the furnishing of services or products to or by EBC, involving an expenditure in each case of at least twenty-five thousand dollars ($25,000);

         (h) Royalty or licensing contracts or contracts requiring simliar payments to unrelated parties individually, or with respect to any unrelated party in the aggregate, involving or which reasonably may in the future involve an amount in excess of twenty-five thousand dollars ($25,000) annually;


         (i) All employment agreements between EBC and any of its employees; and


         (j) All agreements, contracts and commitments not listed on any other schedule hereto which individually involve the payment of twenty-five thousand dollars ($25,000) or more.

                   Except as set forth on Schedule 3.17, all such contracts, understandings, commitments, arrangements and agreements are in full force and effect.

         Section 3.18 COLLECTIVE BARGAINING AGREEMENTS. Schedule 3.18 hereof is a list of all collective bargaining agreements with any labor organization to which EBC is a party. The relations of EBC with its employees are good and there are no impending labor difficulties.

         Section 3.19 INSURANCE. EBC is insured by insurers unaffiliated with EBC or EBC with respect to its properties and the conduct of its business in such amounts and against such risks as are generally and prudently maintained for comparable businesses and consistent with its past practice

      Section 3.20 REAL PROPERTY.

         (a) Schedule 3.20 hereof sets forth a true and complete list of (i) all real property owned by EBC and (ii) all real property leases to which EBC is a party. EBC has heretofore furnished to Revenge or its counsel true and complete copies of each written contract and a written description of each oral contract relating to the list set forth on Schedule 3.20.




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         (b) With respect to the leases described on Schedule 3.20, except as setforth on Schedule 3.20;

               (i) "All such leases are in writing and duly executed, and, where required, witnessed, acknowledged and recorded to make them valid and binding and in full force and effect for the full term thereof, and none have been modified;

               (ii) The rental set forth in each such lease is the actual rental being paid, and there are no separate agreements or understandings with respect to the same not set forth in Schedule 3.20;

               (iii) The lessee under each such lease has the full right to exercise any renewal option contained therein and upon due exercise will be entitled to enjoy the use of the premises for the full term of such renewal option;

               (iv) Upon performance by the lessee of the terms of each such lease, the lessee has the full right to enjoy the use of the premises demised thereunder for the full term thereof; and

               (v) Except as set forth on Schedule 3.20, all security deposits required by such leases have been made and no forfeiture with respect thereto claimed in whole or in part, by any of the lessors.

      Section 3.21 MATERIAL MISSTATEMENTS OR OMISSIONS. No representations or warranties made by EBC under this Agreement or in any certificate, schedule or other document furnished to be furnished to Revenge or its counsel pursuant hereto, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements of fact contained therein not misleading.



4.    REPRESENTATIONS AND WARRANTIES OF REVENGE.

      Revenge represents, covenants and warrants to EBC as follows:


      Section 4.1 CORPORATE EXISTENCE/STANDING/AUTHORITY. Revenge is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has the corporate power and authority to own, operate and lease its respective properties, to carry on its business as now being conducted, and to enter into this Agreement and to carry out the transactions contemplated hereby. Revenge is duly qualified to do business and is in good standing in each jurisdiction were the failure to qualify would have a material adverse affect on it. Revenge has delivered to EBC or its counsel true and correct copies of the articles of incorporation and by-laws of Revenge, together with any amendments thereto.

      Section 4.2 SHARES OF STOCK. Revenge has authorized 50,000,000 shares of common stock of which there are presently issued and outstanding 4,600,000 shares of common stock. None of the 5,000,000 shares of preferred stock is issued and outstanding. All issued and outstanding shares of capital stock of Revenge have been duly authorized and validly issued and are fully paid and nonassessable. There is no subscription, option, warrant, call, right, contract commitment, understanding or arrangement relating to the issuance, sale or transfer by Revenge of any shares of its capital stock, including any right of conversion or exchange under any outstanding security or other instrument. There is on file with the NASD a current, accurate and complete 15-c-2(11) for Revenge and Revenge is currently trading on the Bulletin Board under the Symbol "BOAT."




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 Section 4.3 - AUTHORITY. Revenge has the full right and authority to enter into and fully perform this Agreement and all other agreements and documents to be delivered to EBC in connection herewith. All actions required to be taken by Revenge to authorize the execution, delivery and performance of this Agreement and all other agreements and documents to be delivered in connection herewith have been or will by the Closing Date be properly taken. This Agreement constitutes the valid and binding obligation of Revenge. Neither the execution and delivery of this Agreement and all other agreements and documents executed in connection herewith nor the consummation of the transactions contemplated hereby nor the performance of this Agreement and all other agreements and documents executed in connection herewith will (1) conflict with or result in a breach of any provision of the certificate of incorporation or by-laws of Revenge, (2) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance or the payment of money required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of Revenge's properties under any of the terms, conditions or provisions of any loan agreement, note, bond, mortgage, indenture, lease, agreement or other instrument or commitment to which Revenge is a party, or by which Revenge or its properties may be bound or affected or
(3) violate any order,' writ, injunction, decree, judgment, or ruling of any court or governmental authority specifically applicable to Revenge or any of its properties.

      Section 4.4 NO VIOLATION. Except as set forth on Schedule 4.4, to the best knowledge of Revenge, Revenge has complied with all rules, regulations, codes and laws affecting its business and operations and is not in default under, or in violation of, any provision of any federal state or local rule, regulation, code or law nor has Revenge been given notice of any such default or violation.

      Section 4.5 LICENSES AND RIGHTS. Revenge possesses all franchises, easements, licenses, permits and other authorizations from governmental or regulatory authorities and from all other persons or entities that are necessary to permit it to engage in its business as presently conducted in and at all locations and places where it is presently operating. Such franchises, licenses, permits and other authorizations are set forth on Schedule 4.5.

      Section 4.6 CONSENTS. Except as set forth on Schedule 4.8 hereto, no approval or consent of any person, firm or other entity or body is required to be obtained by Revenge for the authorization of this Agreement or the consummation by Revenge of the transactions contemplated hereby.

      Section 4.7 NO DEFAULTS. Except as set forth on Schedule 4.7, to the best knowledge of Revenge, no default (or event which with the passage of time or the giving of notice or both would become a default) exists or is alleged to exist with respect to the performance of any obligation of Revenge under the terms of any indenture, license, mortgage, deed of trust, lease, note, guaranty or other contract or instrument, including, but not limited to, any contract set forth on
Schedule 4.17, to which Revenge is a party or to which its assets are subject, or by which it is otherwise bound, and no such default or event exists or is alleged to exist with respect to the performance of any obligation of any other party thereto.

      Section 4.8 FINANCIAL STATEMENTS. EBC has been or will be furnished with statement of liabilities of Revenge for the period ended April 30, 1998, and its statements of earnings for the fiscal year then ended (the "Financial Statements") as set forth on Schedule 4.8 attached hereto. The Financial Statements were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and as of their date of issuance were or will be true, correct and complete all material respects and present fairly and accurately the information set forth therein.

      Section 4.9 ABSENCE OF CERTAIN CHANGES. Except as set forth on Schedule
4.9 hereto, since January 1, 1996, Revenge has actively conducted its business in the ordinary and regular course. Since that date, there has not been any material adverse change in the condition (financial or otherwise),



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results of operations, assets, liabilities, properties, business or prospects of
Revenge nor is any event threatened which would cause such an adverse change, nor has there occurred any event or governmental regulation or order restricting the business of Revenge.

      Section 4.10 FACILITIES AND EQUIPMENT. The personal property owned or leased by Revenge at its facility for the operation of, or used in, its business is in its possession or under its control and is adequate for the operation of such business as presently conducted.

         Section 4.11 TITLE TO ASSETS. Except as set forth on Schedule 4.11 or in the Financial Statements, Revenge has good, valid and marketable title to all of its real property and leasehold estates and good and valid title to all of its other assets (tangible and intangible), including, but not limited to, all leasehold improvements and equipment and all other properties and assets reflected or required to be reflected in the Financial Statements and all properties and assets purchased or leased by it since the dates of such Financial Statements (except for properties and assets so reflected or required to be reflected which have been sold or otherwise disposed of in the ordinary course of business), subject to no liens, pledges, encumbrances, mortgages, security interests, charges or other similar restrictions of any nature whatsoever. Except as set forth on Schedule 4.11, Revenge enjoys peaceful and quiet possession of its properties and assets pursuant to or by all of the deeds, bills of sale, leases, licenses and other agreements under which it is operating its business.

         Section 4.12 ABSENCE OF UNDISCLOSED LIABILITIES. Revenge does not have any material liabilities or obligations, either accrued or unaccrued, fixed or contingent, which have not been reflected in the Financial Statements or set forth on Schedule 4.12 hereof, or which exceed in the aggregate $25,000.

         Section 4.13 LITIGATION. Schedule 4.13 hereof sets forth a list of all administrative or judicial proceedings to which Revenge is a party. Except as set forth on Schedule 4.13, there is no action, suit, claim, demand, arbitration or other proceeding, administrative or judicial, pending or, to the best knowledge of Revenge, threatened against or relating to Revenge which, if adversely determined or resolved, would materially and adversely affect the financial condition, results of operations, business or prospects of Revenge.

      Section 4.14 PATENTS AND TRADEMARKS.

         (a) Except as set forth on Schedule 4.14(a), Revenge does not own, or operate under, any patent, trademark or service mark or any applications therefor. All trade names (including those whose use is limited to one or more states of the United States) owned or used by Revenge are listed on Schedule
4.14 hereof and, to the extent indicated therein, have been duly registered with the states of the United States or the corresponding offices of other countries. Except as set forth on Schedule 4.14, Revenge is the sole and exclusive owner of, or has the sole and exclusive power with respect to, or has the sole and exclusive right to use, the trade names specified on Schedule 4.14.

         (b) Except as set forth on Schedule 4.14(b) hereof, Revenge has not ever been charged with infringement or violation of any adversely held trademark, trade name or copyright.

         (c) Except as set forth on Schedules 4.14(a) and 4.14(b), there are no claims or demands of any other person, firm or corporation pertaining to the trade names, copyright registrations or pending copyright registration applications, as the case may be, listed on such schedules, and no proceedings have been instituted which challenge the right of Revenge in respect thereof.

      Section 4.15 EMPLOYEE BENEFITS.

         (a) Schedule 4.15 hereof contains a list of (i) each pension, profit sharing, bonus, deferred compensation, or other retirement plan or arrangement for the benefit of any employee or group of employees of Revenge or any independent contractors or group of independent contractor of Revenge, (ii) each medical, health, disability, insurance or other plan or arrangement of Revenge, and (iii) each employee stock option plan or other plan providing for the purchase of shares of capital stock of Revenge. All of such plans and arrangements of Revenge are referred to herein as the "employee benefit plans".

         (b) The amounts reflected in the Financial Statements as liabilities or contingent liabilities with respect to employee benefit plans have been calculated in accordance and compliance with applicable law, including accounting principles relating thereto.

         (c) All of the employee benefit plans maintained by Revenge (and each funding medium which may be attendant thereto) are in compliance with applicable law and all reporting and disclosure requirements under applicable laws and regulations, and have been administered and operated in accordance with their respective provisions and applicable law. There are no actions, suits or claims (other than routine claims for benefits) pending with respect to the employee benefit plans.


         (d) Revenge has filed, published and disseminated all reports, documents, statements and communications which are required to be filed, published or disseminated under applicable law and the rules and regulations promulgated thereunder relating to, and have timely made all modifications and amendments to, the employee benefit plans.

      Section 4.16 TAXES AND TAX RETURNS. Revenge has duly filed all income, franchise and other tax returns and reports required to be filed by it and has duly paid or made provision for the payment of all taxes (including any interest or penalties) which are due and payable pursuant to such returns. Revenge has withheld proper and accurate amounts from their employees' compensation in substantial compliance with all withholding and similar provisions of applicable law. There are and will hereafter be no tax deficiencies (including penalties and interest) of any kind assessed against Revenge with respect to any period ending on or before the Closing Date.

      Section 4.17 CONTRACTS. Revenge has heretofore furnished to EBC or its counsel true and complete copies of each document, and a written description of each oral contact, set forth on Schedule 4.17 hereof. Schedule 4.17 is a true and complete list of all contracts, understandings, commitments, arrangements and agreements of the following types, including all amendments thereto to which Revenge is a party:

         (a) Contracts relating to equipment purchases, or series of similar equipment purchases from the same supplier, involving an expenditure of, or if in a series, expenditures in the aggregate of, more than $25,000;

         (b) Bonus, incentive, pension, profit-sharing, hospitalization, insurance, deferred compensation, retirement, stock option or stock purchase plans or similar plans providing employee benefits;

         (c) Factoring, loan, note, financing or similar contracts with any lenders or guarantees of undertakings to answer for the debts or defaults of another, or any contracts encumbering title to any properties, involving in each case, or if in a series involving the same lender, guarantor or property, as the case may be, in the aggregate, at least $25,000;

         (d) Contracts for the acquisition or disposition of a business or substantially all of the property, assets or capital stock or other securities of a business or company under which there are continuing or unperformed obligations on the part of any of the parties hereto, which contracts in each case involve at least $25,000;

         (e) Conditional sales contracts, leases of personal property or contracts for the purchase or sale of real or personal property, involving in each case at least twenty-five thousand dollars ($25,000);

         (f) Management or consulting contracts, involving in each case, or with respect to any individual in the aggregate, at least twenty-five thousand dollars ($25,000);

         (g) Contracts for the furnishing of services or products to or by Revenge, involving an expenditure in each case of at least twenty-five thousand dollars ($25,000);

         (h) Royalty or licensing contracts or contracts requiring similar payments to unrelated parties individually, or with respect to any unrelated party in the aggregate, involving or which reasonably may in the future involve an amount in excess of twenty-five thousand dollars ($25,000) annually;

         (i) All employment agreements between Revenge and any of its employees; and

         (j) All agreements, contracts and commitments not listed on any other schedule hereto which individually involve the payment of twenty-five thousand dollars ($25,000) or more.

         Except as set forth on Schedule 4.17, all such contracts, understandings, commitments, arrangements and agreements are in full force and effect.


      Section 4.18 COLLECTIVE BARGAINING AGREEMENTS Schedule 4.18 hereof is a list of all collective bargaining agreements with any labor organization to which Revenge is a party. The relations of Revenge with its employees are good and there are no impending labor difficulties.

      Section 4.19 INSURANCE. Revenge is insured by insurers unaffiliated with Revenge or Revenge with respect to its properties and the conduct of its business in such amounts and against such risks as are generally and prudently maintained for comparable businesses and consistent with its past practice.

      Section 4.20 REAL PROPERTY.

         (a) Schedule 4.20 hereof sets forth a true and complete list of (i) all real property owned by Revenge and (ii) all real property leases to which Revenge is a party. Revenge has heretofore furnished to EBC or its counsel true and complete copies of each written contract and a written description of each oral contract relating to the list set forth on Schedule 4.20.

         (b) With respect to the leases described on Schedule 4.20, except as set forth on Schedule 4.20:

             (i) All such leases are in writing and duly executed, and, where required, witnessed, acknowledged and recorded to make them valid and binding and in full force and effect for the full term thereof, and none have been modified;

               (ii) The rental set forth in each such lease is the actual rental being paid, and there are no separate agreements or understandings with respect to the same not set forth in Schedule 4.20;

               (iii) The lessee under each such lease has the full right to exercise any renewal option contained therein and upon due exercise will be entitled to enjoy the use of the premises for the full term of such renewal option;

               (iv) Upon performance by the lessee of the terms of each such lease, the lessee has the full right to enjoy the use of the premises demised thereunder for the full term thereof; and

               (v) Except as set forth on Schedule 4.20, all security deposits required by such leases have been made and no forfeiture with respect thereto claimed, in whole or in part, by any of the lessors.

               Section 4.20 MATERIAL MISSTATEMENTS OR OMISSIONS. No representations or warranties made by Revenge under this Agreement or in any certificate, schedule or other document furnished or to be furnished to EBC or its counsel pursuant hereto, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements of fact contained therein not misleading.


5.    COVENANTS AND TRANSACTIONS PRIOR TO CLOSING

      Section 5.1 CONDUCT AND TRANSACTIONS OF EBC PRIOR TO THE CLOSING. Between the date of this Agreement and the Closing, the executive officers and board of directors of EBC shall retain full control of the management and business thereof. In order to assure protection and preservation of EBC's business as well as EBC's performance of its obligations under and related to this Agreement, EBC agrees that from the date of this Agreement up to and including the Closing;

               (a) EBC shall give Revenge, its counsel, accountants, appraisers and other representatives or experts retained by Revenge full access on reasonable notice to all the premises and books, records and personnel of EBC during normal business hours and cause EBC to furnish to Revenge such financial and operating data and other information with respect to the business and properties of EBC as Revenge may from time to time reasonably request. In the event of termination of this Agreement for any reason, Revenge will return all documents, work papers and other materials obtained from EBC or EBC and will not further disclose to third parties any confidential information obtained by it pursuant hereto.

               (b) EBC shall use all reasonable efforts to (i) preserve intact the present business organization and personnel of EBC, (ii) preserve the present goodwill and advantageous relationships of EBC with all persons having business dealings with EBC, and (iii) preserve and maintain in force all licenses, certificates, leases, contracts, permits, registrations, franchises, confidential trade names and copyrights, and applications for any of same, bonds and other similar rights of EBC. Except as otherwise provided in this Agreement, EBC shall refrain from entering into any new employment or consulting agreements with any of its present officers, management personnel or consultants, or any other employment or consulting agreement with any other person, not terminable by EBC on less than thirty (30) days' notice. EBC shall maintain in force all property, casualty, crime, life, directors, officers and other forms of insurance and bonds which it presently carries and, except with the written consent of Revenge, no cancellation or assignment of existing insurance coverage will be effected by EBC.

               (c) Revenge shall operate its business only in the usual, regular and ordinary course and manner, and, except with the written consent of Revenge, shall refrain from (i) selling or agreeing to sell any capital stock, or (ii) except in the ordinary course of business, encumbering or mortgaging any property or assets or terminating or modifying any lease or incurring any obligation (contingent or otherwise).

               (d) EBC or EBC shall not discuss or negotiate with any third party a possible sale of all or any part of the capital shares or assets of EBC, nor provide any information to any third party with respect thereto, other than such Information which is provided in the ordinary course of the business operation of EBC to third parties, provided EBC has no reason to believe that such information may be utilized to evaluate a possible sale of the capital shares or assets of EBC.

               (e) EBC will exert its best efforts to fulfill in a timely manner all objectives and conditions to permit consummation of the transactions as contemplated by this Agreement and execute and deliver to Revenge any and all documents necessary, in the reasonable opinion of its counsel, to consummate the transactions contemplated by this Agreement.

               (f) Revenge acknowledges that prior to the Closing EBC will transfer to Consolidated Yacht Corporation all cash held by EBC and such cash will remain an asset of Consolidated Yacht Corporation.

               Section 5.2 CONDUCT BY REVENGE PRIOR TO CLOSING. Between the date of this Agreement and the Closing Date, Revenge shall use its best efforts to fulfill in a timely manner all objectives and conditions to permit consummation of the transactions as contemplated by this Agreement and execute and deliver to EBC any and all documents necessary, in the reasonable opinion of its counsel, to consummate the transactions contemplated by this Agreement.


6.    CONDITIONS PRECEDENT TO OBLIGATIONS OF REVENGE

      The obligations of Revenge under this Agreement are, at its option, subject to satisfaction of the following conditions at or prior to the Closing:


               Section 6.1 REPRESENTATIONS OF EBC. The representations and warranties of EBC set forth in this Agreement shall be true and complete in all material respects on and as of the Closing to the same extent and with the same force and effect as if made on such date, except as expressly provided to the contrary in this Agreement.

      Section 6.2 CONSENTS. All necessary approvals or consents shall have been obtained from any and all federal departments and agencies and from all other commissions, boards, agencies and from any other person, firm or entity whose approval or consent is necessary to the consummation of the transactions contemplated by this Agreement.

      Section 6.3 PERFORMANCE BY EBC. EBC shall have duly performed all obligations, covenants and agreements undertaken by them herein and complied with all terms and conditions applicable to them hereunder to be performed and complied with prior to the Closing.

      Section 6.4 DOCUMENTS TO BE DELIVERED TO REVENGE. Revenge shall have received:

               (a) A certificate, dated as of the Closing and executed by EBC certifying as to the fulfillment of the matters contained in Sections 6.1, 6.2 and 6.3;

               (b) True and complete copy of the certificates of incorporation of EBC, certified by the Secretary of State of Florida, and of the by-laws of EBC, together with all amendments thereto, certified by the Secretary of EBC;

               (c) Good standing certificate for EBC, certified by the Secretary of State of Florida;

               (d) Certificates representing 50,000 of the EBC Shares, duly endorsed for transfer, and EBC shall have received the Revenge Shares, duly endorsed for transfer. All such shares shall be subject to Rule 144 legend.

               (e) The Employment Agreement duly executed by James Gardiner, in the form of Schedule 2.6 hereof.

      Section 6.5 SUITS. No suit, action or other proceeding shall be threatened or pending before any court or governmental agency in which it will be or it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement or which is likely to materially and adversely affect the financial condition, results of operations, business or prospects of EBC.


7.    CONDITIONS PRECEDENT TO OBLIGATIONS OF EBC

      The obligations of EBC under this Agreement are, at its option, subject to satisfaction of the following conditions at or prior to the initial Closing:

      Section 7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Revenge set forth in this Agreement shall be true and complete in all material respects on and as of the Closing to the same extent and with the same force and effect as if made on such date, except as affected by the transactions contemplated by this Agreement.

      Section 7.2 CONSENTS. All necessary approvals or consents shall have been obtained from any and all federal departments and agencies and from all other commissions, boards, agencies and from any other person, firm or entity whose approval or consent is necessary to the consummation of the transactions contemplated by this Agreement.

      Section 7.3 PERFORMANCE BY REVENGE. Revenge shall have duly performed all obligations, covenants and agreements undertaken by it herein and complied with all the terms and conditions applicable to them hereunder to be performed or complied with prior to the Closing.

      Section 7.4 DOCUMENTS TO BE DELIVERED TO EBC. EBC shall have received:

               (a) certificate dated as of the Closing, and executed by an officer of Revenge, certifying as to the fulfillment of the matters contained in Sections 7.1, 7.2 and 7.3;

               (b) Certificates representing the Revenge Shares, duly endorsed for transfer, and Revenge shall have received 50,000 of the EBC Shares, duly endorsed for transfer.

               (c) True and complete copies of the certificate of incorporation of Revenge, certified by the Secretary of State of Nevada, and of the by-laws of Revenge, together with all amendments thereto, certified by the Secretary of Revenge;

               (d) Good standing certificate for Revenge, certified by the Secretary of State of the domicile of each entity; and

               (e) True and correct copies of Minutes of the Board of Directors authorizing the officers and the Company to consummate the transaction.

      Section 7.5 SUITS. No suit, action or other proceeding shall be threatened or pending before any court or governmental agency in which it will be or it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement.

8.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION

      Section 8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding the closing of the transactions contemplated by this Agreement, or any investigation made by or on behalf of EBC or Revenge, the representations and warranties of EBC or Revenge contained in this Agreement or in any certificate, schedule, chart, list, letter, compilation or other document delivered pursuant hereto, shall survive the Closing for a period of one (1) year; provided, however, that as to any breach of, or misstatement in, any such representation or warranty as to which one party has given notice to the other on or prior to the expiration of such one (1) year period, the same shall continue to survive beyond said period, but only as to the matters contained in such notice.


      Section 8.2 EBC's INDEMNIFICATION. EBC covenants and agrees to indemnify and save harmless Revenge and its directors, officers, employees and agents from any and all costs, expenses, losses, damages and liabilities incurred or suffered directly or directly by any of them (including reasonable legal fees and costs) proximately resulting from or attributable to the breach of, or misstatement in, any one or more of the representations or warranties of EBC made in or pursuant to this Agreement.


      Section 8.3 REVENGE'S INDEMNIFICATION. Revenge covenants and agrees to indemnify and save harmless EBC and its directors, officers, employees and agents from any and all costs, expenses, losses, damages and liabilities incurred or suffered by any of them (including reasonable legal fees and costs) proximately resulting from or attributable to the breach of, or misstatement in, any one or more of the representations or warranties of Revenge made in or pursuant to this Agreement.


      Section 8.4 DEFENSE AGAINST ASSERTED CLAIMS. If any claim or assertion of liability is made or asserted by a third party against a party indemnified pursuant to this Article 8 ("Indemnified Party") based on any liability or absence of right which, if established, would constitute a matter for which the Indemnified Party would be entitled to indemnification by another party hereto ("the Indemnifying Party") the Indemnified Party shall with reasonable promptness give to the Indemnifying Party written notice of the claim or asserting of liability and request the Indemnifying Party to defend the same. Failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability which the Indemnifying Party might have to the Indemnified Party unless such failure materially prejudices the Indemnifying Party's position. The Indemnifying Party shall have the right to defend against such liability or assertion, in which event the Indemnifying Party shall give written notice to the Indemnified Party of the acceptance of defense of such claim and the identity of counsel selected by the Indemnifying Party with respect to such matters. The Indemnified Party shall be entitled to participate with the Indemnifying Party in such defense and also shall be entitled at its option to employ separate counsel for such defense at the expense of the Indemnified Party. In the event the Indemnifying Party does not accept the defense of the matter as provided above or in the event that the Indemnifying Party or its counsel fails to use reasonable care in maintaining such defense, the Indemnified Party shall have the full right at its option to defend against the liability or assertion and to employ counsel for such defense at the expense of the Indemnifying Party. All parties hereto will cooperate with each other in the defense of any such action and the relevant records of each shall be available to the others with respect to such defense.

9.    POST-CLOSING MATTERS

      9.1 PERFORMANCE PONDS. EBC shall maintain in force at its expense, until their maturity or expiration in accordance with their terms, all performance bonds issued by EBC prior to the Closing Date.

10.   ASSIGNMENT, THIRD PARTIES, BINDING EFFECT

      The rights under this Agreement shall not be assignable nor the duties delegable by any party without the written consent of all parties hereto having been obtained thereto. Nothing contained in this Agreement, express or implied, is intended to confer upon any person or entity, other than the parties hereto, and their successors in interest, any rights or remedies under or by reason of this Agreement unless so stated expressly to the Contrary. All covenants, agreements, representations and warranties of the parties contained herein shall be binding upon and inure to the benefit of Revenge and EBC and their respective successors and permitted assigns.

11.   ABANDONMENT

      In the event the transactions contemplated hereby are terminated or abandoned by mutual agreement of the parties hereto, there shall be no liability on the part of any of the parties by reason of such termination or abandonment.

12.   NOTICES

      All notices, requests, demands and other communications hereunder shall be writing and shall, be deemed to have been duly given when personally delivered or deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, addressed to the parties at the following addresses (or at such other address as shall be given in writing by any party to the other) as follows:

                 To Revenge:       Mr. William C. Robinson
                                   8908 South Yale Avenue
                                   Tulsa, Oklahoma 74137
                                   Telephone: 918.493.2069

                                                    Facsimile: 918.493.6234


                 With a copy to:   John Holt Smith, Esq.
                                   Inman Steinberg Nye & Stone
                                   1925 Century Park East #1600
                                   Los Angeles, California 90067
                                   Telephone: 310.274.7111

                                                    Facsimile: 310.274.8889


                 To EBC:           Scott Flanders, President
                                   775-B Taylor Lane
                                   Dania, Florida 33004
                                   Telephone: 954.927.4467
                                   Facsimile: 954.927.9498



13.   REMEDIES NOT EXCLUSIVE

      No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every remedy given hereunder or now or hereafter existing, at law or in equity by statute or otherwise. The election of any one or more remedies by Revenge or EBC shall not constitute a waiver of the right to pursue other available remedies.

14.   COUNTERPARTS

      This Agreement may be executed in one or more counterparts each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

15.   CAPTIONS AND SECTION HEADINGS

      Captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

16.   WAIVERS

      Any failure by any of the parties hereto to comply with all of the obligations, agreements or conditions set forth herein may be waived by the other party or parties, provided, however that any such waiver shall not be deemed a waiver of any other obligation, agreement or condition contained herein.

17.   ENTIRE AGREEMENT

      This Agreement constitutes the entire agreement between the parties. There are not and shall not be any verbal statements, representations, warranties, undertakings or agreements between the parties, and this Agreement may not be amended or modified in any respect except by a written instrument signed by the parties hereto.

18.   APPLICABLE LAW

      This Agreement shall be governed and construed in accordance with the laws of the State of Oklahoma.




                                     * * *

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.




                                   REVENGE MARINE INC.


                                   By /s/ Desai V. Robinson
                                      -----------------------------------------
                                      Desai V. Robinson, President



                                   EGRET BOAT COMPANY


                                   By /s/ Scott Flanders
                                      -----------------------------------------
                                      Scott Flanders, President